UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 30, 2003

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

5858 Horton Street, Suite 350
Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 7. EXHIBITS.
ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES
Exhibit 99.1

ITEM 7.   EXHIBITS.

     The exhibit listed on the Exhibit Index (following this Report’s signature page) is furnished with this Report.

ITEM 9.   REGULATION FD DISCLOSURE

     On July 22, 2003, Ask Jeeves, Inc. issued a press release reporting its second quarter 2003 financial results. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein in its entirety.

     As previously announced, Ask Jeeves’ management intends to hold a conference call to discuss the quarterly results and their outlook. The conference call is scheduled to begin at 6:00 p.m. Eastern time on Tuesday, July 22, 2003. A live Web cast of the conference call will be available on the Investor Relations section of the Ask Jeeves Web site (http://www.Ask.com/investor). The Web cast will also be archived for a limited time on the Company’s Web site starting one hour after the completion of the call.

     The Company’s earnings release contains pro forma net income and pro forma net income per share measures, which are not in accordance with, or are an alternative to, GAAP (Generally Accepted Accounting Principles) financial measures and may be different from pro forma net income measures used by other companies. Pro forma net income has been adjusted to exclude the effects of non-operating expenses and gains and non-cash charges, such as restructuring costs, deal costs and amortization. The Company’s management believes that the presentation of these measures is useful to investors and other interested persons because, by excluding non-operating expenses or gains and non-cash charges it thus provides the users of the financial statements with a valuable insight into operating results. In addition, Ask Jeeves has consistently provided this pro forma net income (loss) measurement in previous earnings releases and believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters.

     In accordance with SEC Release No. 33-8216, the above information, which is intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead being furnished under “Item 9. Regulation FD Disclosure.” The information (including the exhibit incorporated into this Item 9 by reference) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC.
(Registrant)

Date: July 22, 2003	By:	/s/ Brett M. Robertson

Brett M. Robertson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Ask Jeeves, Inc. dated July 22, 2003.